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EXHIBIT 99.6

As of October 17, 2002

Thomas Group, Inc.
Attention: James Taylor, CFO and Vice President
via facsimile at 972-443-1742

and

Edward P. Evans via facsimile at 212-765-9595

Re:
First Amended and Restated Revolving Credit Loan Agreement dated as of December 4, 1996, by and between Thomas Group, Inc. (the "Borrower") and Comerica Bank-Texas, a Texas banking institution (the "Lender") (as such agreement has been and may be further amended, restated or otherwise modified from time to time, the "Loan Agreement"). All capitalized terms used herein, unless otherwise defined herein, shall have the same meaning as in the Loan Agreement.

Ladies and Gentlemen:

The Borrower has advised the Lender that the Borrower intends to enter into the following transaction (the "Transaction") pursuant to documentation which is the same in all material respects to the documents attached hereto as Exhibit A (collectively, the "Transaction Documents"): (i) the execution and delivery by the Borrower of two subordinated promissory notes (the "Notes", and each being a "Note") in the aggregate original principal amount of $2,000,000, which will have conversion-to-stock features, one of which is dated as of September 20, 2002 and is payable to General John T. Chain, Jr. ("Chain") and one of which will be dated as of the date of the Second Closing (as such term is defined in that certain Note and Warrant Purchase Agreement dated as of September 20, 2002, as amended) and shall be payable to Edward P. Evans ("Evans"), (ii) the execution and delivery by the Borrower of a warrants to Chain and Edwards for up to 15% of the total capital stock of the Borrower on a fully-diluted basis (the "Warrants"), and (iii) the execution and delivery of any and all agreements, documents and instruments related thereto and/or the taking of any action to effectuate any of the foregoing.

In order to permit the Transaction, the Lender hereby consents and/or agrees as follows: (i) the Lender hereby consents to the Transaction in all respects, and agrees that the Transaction will not be deemed by Lender to constitute a violation of any of the terms and provisions of the Loan Agreement and the related other loan documents; (ii) the Lender waives all Existing Events of Default (as defined below) through and including September 20, 2002, and (iii) during the Forbearance Period (as defined below), the Lender agrees to forebear from exercising any of its rights and/or remedies which have arisen or which may arise under the Loan Agreement or any of the related loan documents as a result of the occurrence or existence of any Default or Event of Default (as such terms are defined below). As used herein, "Default" and "Event of Default" have the meanings given such terms in the Loan Agreement. As used herein, "Existing Events of Default" means any "Event of Default" (as such term is defined in the Loan Agreement) which exists and is continuing on September 20, 2002. "Existing Events of Defaults" specifically excludes (and the Existing Events of Default waiver contained herein thus does not apply to) any Default or Event of Default which arises on or after September 21, 2002, even if the underlying event, failure or action giving rise to such Default or Event of Default existed on September 20, 2002. As used herein, "Forbearance Period" means the period commencing with the date of this letter and continuing until November 30, 2002.

The Lender's consent to the first $1,000,000 portion of the Transaction and the Warrants issuance as described above are subject to and conditioned upon the full funding of the $1,000,000 Note and the execution and delivery to the Lender by Chain of a Subordination Agreement in the form of Exhibit B hereof for such Note at the time of such funding. The Lender's consent to the second $1,000,000 portion of the Transaction and the Lender's agreement to forbear as provided herein are subject to and conditioned upon the full funding of the aggregate $2,000,000 of the Notes (and Borrower's receipt of such $2,000,000) no later than 3:00 p.m. (Dallas, Texas time) on October 31, 2002, and subject to and conditioned upon the execution and delivery to the Lender by Evans of a Subordination Agreement in the form of Exhibit C hereto for the Note issued in connection with the second $1,000,000 portion of the Transaction at the time of such funding; provided, further, such consent to the second $1,000,000 funding and agreement to forbear shall be deemed to be withdrawn and cancelled automatically, without further notice to any party or further action by Lender (and without any liability or obligation to Borrow, Chain, Evans or any other party whatsoever) if the Notes for any reason should not be fully funded timely as provided above or if such second Subordination Agreement is not executed timely as provided above. The consent and agreement of Lender herein are for the exclusive benefit of Borrower, Chain and Evans, as the case may require, and may not be relied upon or claimed for the benefit of any other party without the express prior written approval of Lender. The provisions of this letter will not become effective until signed by each of Lender, Borrower and Evans.

THIS LETTER EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS WHETHER WRITTEN OR ORAL RELATING TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.

This Letter shall be governed by and construed in accordance with the internal laws of the State of Texas without regard to conflicts of law principles. This Letter may be executed in one or more counterparts and on telecopies counterparts each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

Sincerely,
LENDER:
COMERICA BANK-TEXAS
		By:	/s/ ROBIN M. KAIN Robin M. Kain, Vice President
The foregoing terms and provisions are Accepted and Agreed to in all respects as of October 17, 2002
BORROWER:
THOMAS GROUP, INC.
By:	/s/ JIM TAYLOR Jim Taylor, CFO and Vice President
EVANS:
EDWARD P. EVANS
By:	/s/ EDWARD P. EVANS Edward P. Evans, individual

Exhibit A

Transaction Documents

Exhibit B

SUBORDINATION AGREEMENT

        The undersigned (the "Investor"), being an owner and holder of certain obligations of Thomas Group, Inc. (the "Borrower"), and payable or otherwise accruing to the Investor arising in connection with (i) that certain subordinated promissory note dated September 20, 2002 executed by Borrower in favor of Investor in the original principal amount of $1,000,000, a copy of which is attached hereto as "Exhibit A", (ii) that certain promissory note dated May 31, 2002 executed by Borrower in favor of Investor in the original principal amount of $400,000, a copy of which is attached hereto as "Exhibit B", and (iii) that certain subordinated promissory note in the original principal amount of $1,000,000 to be executed in October, 2002 by the Borrower in favor of Investor (the three aforementioned notes are hereinafter collectively referred to as the "Investor Note", and the obligations arising in connection with the Investor Note, collectively, the "Investor Obligations "), does, for the benefit of, and at the instance of, Comerica Bank-Texas, a Texas banking association (the "Bank") and as an inducement to the Bank to extend or to continue to extend financial accommodations to the Borrower from time to time, undertake the following actions:

        1.    Subordination.

          a.    The Investor does hereby expressly subordinate and make inferior at all times and in all respects all of its indebtedness, obligations (including without limitation, the Investor Obligations), liens and claims, whether express or implied, written or verbal, secured or unsecured, now existing or hereafter arising, of any amount and of any nature from the Borrower to the Investor (collectively, the "Subordinated Indebtedness") to all indebtedness, obligations, liens and claims, whether express or implied, written or verbal, now existing or hereafter arising, of any amount and of any nature (and all renewals, extension and modifications thereof) from the Borrower to the Bank (collectively, the "Senior Indebtedness"). The documents evidencing (a) the Senior Indebtedness are herein referenced as the "Senior Loan Instruments", and (b) the Subordinated Indebtedness are herein referenced as the "Subordinated Loan Instruments").

          b.    The Investor does hereby agree that the Subordinated Indebtedness shall be and remain at all times and in all respects secondary and inferior to the Senior Indebtedness, and all of the Senior Indebtedness, as now or hereafter renewed or extended, shall remain at all times and in all aspects prior and superior to the Subordinated Indebtedness. No consent or notice shall at any time be required in connection with the renewal or extension of any of the Senior Indebtedness.

        2.    Payments on Investor Obligations. Notwithstanding anything to the contrary, so long as no "Default" or "Event of Default" (as such terms are defined in the Senior Loan Agreement) shall have occurred and be continuing under that certain First Amended and Restated Revolving Credit Loan Agreement dated as of December 4, 1996, among the Borrower and the Bank (as amended or otherwise modified from time to time, the "Senior Loan Agreement"), the Borrower may make scheduled payments (but not prepayments) of interest and/or principal on, and otherwise satisfy, the Investor Obligations in accordance with the terms of the Investor Note.

        3.    Default. Any failure to comply with the terms of, or any default or event of default declared under the Investor Note shall constitute an "Event of Default" (as such term is defined therein) under the Senior Loan Agreement. The Borrower agrees to promptly notify the Bank of any default or event of default declared under the Investor Note. So long as any "Default" or "Event of Default" (as such terms are defined therein) shall have occurred and be continuing under the Senior Loan Agreement, the Investor will not ask for, demand, sue for, take or receive, or offer to make any discharge or release of, any of the Subordinated Indebtedness.

        4.    Opportunity to Cure. The Bank shall use its best efforts to give the Investor notices in connection with any "Default" or "Event of Default" declared by the Bank, whether of money or of any other term or condition in the Senior Loan Instruments. If a "Default" or "Event of Default" occurs under any Senior Loan Instrument, and as a result thereof the Bank intends to institute any foreclosure proceeding thereunder, then the Bank will provide the Investor with written notice at the address indicated on the signature page to this Subordination Agreement, which such notice shall describe the nature of such default and shall give the Investor an opportunity to cure the same within the later of (i) ten (10) days after receipt of said written notice from the Bank (which notice may, at the Bank's option, be delivered prior to, either concurrently with or subsequent to any written notice of such default that is given by the Bank to the Borrower); or (ii) within any applicable period or periods that may be provided for curing such default under the Senior Loan Instruments.

        5.    Investor Note. No amendment or modification to the Investor Note shall be made without the express written approval of the Bank.

        6.    Bankruptcy. The provisions of this Subordination Agreement shall continue in full force and effect, notwithstanding the commencement of a case under Title 11 of the United States Code, as amended and/or superseded, by or against the Borrower or the Investor.

        7.    Waiver. The Bank's failure to insist upon the strict performance of any term, condition or other provision of this Agreement, or the other Senior Loan Instruments, or to exercise any right or remedy hereunder or thereunder, shall not affect or alter this Agreement or the other Senior Loan Instruments, and each and every term, condition and other provision of this Agreement or the other Senior Loan Instruments shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent default or event of default in connection therewith under and in accordance with the terms of the Senior Loan Instruments. The Investor's failure to insist on strict performance of any term, condition or other provision of this Agreement or any of the Subordinated Loan Instruments or to exercise any right or remedy hereunder or thereunder shall not affect or alter this Agreement or any of the Subordinated Loan Instruments, and each and every term, condition and other provision of this Agreement or any of the Subordinated Loan Instruments shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent default or event of default in connection therewith under and in accordance with the Subordinated Loan Instruments.

        8.    Miscellaneous. This Subordination Agreement shall be governed in all respects by the laws of the State of Texas as such laws are applied to agreements between Texas residents entered into and to be performed entirely with Texas. This Subordination Agreement may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

[Signature pages for this Subordination Agreement follow]

        EXECUTED this 20th day of September, 2002.

JOHN T. CHAIN, JR.
/s/ John T. Chain, Jr.

        Agreement and Acknowledgment:

        The Borrower hereby accepts notice of the subordination created by this Subordination Agreement and agrees that it will take no action inconsistent with this Subordination Agreement.

BORROWER:
THOMAS GROUP, INC.
By:	/s/ James T. Taylor
Name:	James T. Taylor
Title:	Vice President, Chief Financial Officer
Address of Notice
5221 North O'Connor Boulevard Suite 500 Irving, Texas 75039 Fax Number: (972) 443-1747

        Bank's Confirmation:

        The Bank hereby confirms its agreements and obligations as set forth in paragraphs 4 and 7 of the preceding Subordination Agreement.

COMERICA BANK-TEXAS
By:	/s/ Robin M. Kain
Name:	Robin M. Kain
Title:	Vice President

Exhibit C

Form of Evans Subordination Agreement

QuickLinks

Exhibit A Transaction Documents
SUBORDINATION AGREEMENT
Exhibit C Form of Evans Subordination Agreement